Exhibit 10.3

EMPLOYEE STOCK OPTION AGREEMENT
UNDER THE 2007 EQUITY INCENTIVE PLAN
OF ADVANCED PHOTONIX, INC.

As amended by the Board of Directors on January 20, 2012.

In consideration of services to be rendered by you (the “Optionee”) to Advanced Photonix, Inc., a Delaware corporation (the “Company") or one of its subsidiaries, you have been granted an option (the “Option”) under the Company’s 2007 Equity Incentive Plan (the “2007 Plan”), which is incorporated herein by reference, to purchase from the Company a number of shares of Class A Common Stock of the Company (the “Shares”) at the price per Share as listed on Exhibit A annexed hereto and subject to the terms and conditions of this Agreement and the 2007 Plan.

1.  OPTION TERMS AND CONDITIONS.  The date of grant, the maximum number of Shares the Option entitles the Optionee to purchase, whether the Option is intended to qualify as an Incentive Stock Option (“ISO”) or as a non-incentive stock option (“non-ISO”), the Option expiration date, the Option exercise price per Share and the date or dates on which the Option will vest (i.e., will become first exercisable) are as set forth on Exhibit A.

2.  TERM OF OPTION AND EXERCISABILITY.  Subject to the provisions of Paragraphs 5, 6, 7 and 8 hereof, the Option shall expire on the date specified on Exhibit A and shall become first exercisable as to the Shares covered by the Option in one or more installments on the date(s) specified on Exhibit A. Notwithstanding the foregoing, the Option may not be exercised as to less than 100 Shares at any time (or the remaining Shares covered by the Option, if less than 100 Shares); and the Option may not be exercised until fulfillment of all applicable conditions precedent referred to in Paragraph 9 hereof. The exercise price of the Option shall be paid in full in cash at the time of exercise or as set forth in clause (c) or (d) of Paragraph 3 hereof. In addition, the Option may not be exercised prior to the expiration of six months from the date of Option grant. Except as provided in Paragraphs 5, 6, 7 and 8 hereof, the Option may not be exercised unless the Optionee shall have been in the continuous employ of the Company or of one or more of its subsidiaries from the date of Option grant to the date of the exercise of the Option.

3.  METHOD OF EXERCISING OPTION.  The Option may be exercised by the Optionee (or his or her permitted transferee as set forth in Paragraph 10 hereof) by written notice to the Company. The Option exercise shall specify the number of Shares as to which the Option is being exercised. Payment of the exercise price for all of the Shares as to which the Option is being exercised may be made: (a) by wire transfer, check or money order payable to the order of the Company, (b) by withholding Shares deliverable upon exercise of the Option with a fair market value equal to the exercise price for all of the Shares as to which the Option is being exercised, (c) if permitted under the Company’s policies then in effect (including, but not limited to, the Company’s Securities Trading Policy), by authorizing the Company to arrange a sale on behalf of the Optionee of some or all of the Shares to be acquired upon the exercise of the Option and the remittance to the Company of a sufficient portion of the sale proceeds to pay the exercise price for all of the Shares as to which the Option is being exercised, any withholding or employment taxes and all applicable fees, including brokerage fees, resulting from such exercise and sale, (d) by delivering (either by delivering physical certificates duly endorsed in blank for transfer to the Company or by submitting certificates by attestation) Shares having a fair market value equal to the exercise price for all of the Shares as to which the Option is being exercised, or (e) by a combination of (i) cash and (ii) Shares as described in clauses (b) or (d) above; provided, however, (A) that with respect to the method of payment set forth in clause (b) above, the withholding of Shares deliverable upon exercise of the Option shall not be permitted with respect to the exercise of any Option intended to qualify as an ISO, and (B) that with respect to the method of payment set forth in clauses (b) and (d) above, “fair market value” shall mean the closing price of the Stock on the NYSE Amex Exchange (or such other exchange on which the Stock is listed) on the trading date (which, for purposes of this Section 3, means a day on which the NYSE Amex Exchange (or such other exchange on which the Stock is listed) is open for trading) immediately preceding the date the Option is exercised.

Promptly following the Option exercise, the Company will instruct the Company’s transfer agent and stock registrar to deliver for the account of the Optionee (or his or her permitted transferee) the number of Shares with respect to which the Option was exercised, less the number of Shares sold or withheld for purposes of payment pursuant to clauses (b), (c) or (e) above and less the number of Shares delivered to the Company by attestation pursuant to clause (d) or (e) above. The Optionee shall not have any of the rights of a stockholder with respect to the Shares issuable upon exercise of the Option until the Shares shall have been issued. In the event the Option shall be exercised (if permitted hereunder) by a person other than the Optionee, such permitted transferee shall provide appropriate proof of his or her right to exercise the Option to the Company in accordance with its policies and procedures. Shares issued upon the exercise of the Option as provided herein shall be fully paid and non-assessable.

4.  EMPLOYMENT.  In consideration of the granting of the Option and regardless of whether the Option shall be exercised, the Optionee will fulfill all the duties and obligations of his or her employment by the Company or its subsidiary. Nothing in this Agreement shall confer upon the Optionee any right to similar option grants in future years or any right to be continued in the employ of the Company or its subsidiaries or shall interfere in any way with the right of the Company or any such subsidiary to terminate or otherwise modify the terms of the Optionee's employment.

5.  TERMINATION OF EMPLOYMENT.  Except as otherwise provided in Paragraph 6, 7 or 8 hereof, in the event that the employment of the Optionee by the Company or its subsidiary terminates, the Option shall be exercisable (to the extent that the Option was vested and therefore exercisable at the time of the Optionee’s termination of employment) for three months following such termination of employment, but no later than the expiration date specified on Exhibit A; provided, however, if the Option is a non-ISO and if the Optionee continues to provide services to the Company as a consultant or non-employee director following the termination of his or her employment by the Company or its subsidiary, then the Optionee shall not be deemed to have terminated his or her employment for purposes of this sentence during the period of such consultancy or while so serving as a non-employee director. Notwithstanding anything to the contrary in this Agreement or the 2007 Plan, if the Optionee’s employment is terminated by the Company or any of its subsidiaries for gross misconduct, including without limitation, violations of applicable Company policies or legal or ethical standards, all rights under the Option (including vested rights) shall terminate on the employment termination date. In addition, this Agreement may be terminated by the Company, and upon any such termination the Option underlying this Agreement (to the extent then unexercised) shall be null and void as of the date of such termination, upon a breach by the Optionee of any of his or her obligations to the Company pursuant to any written agreement between the Optionee and the Company, including without limitation, any agreement relating to confidentiality, intellectual property or restrictions on competition and solicitation.

6.  DEATH OF OPTIONEE.  In the event of the Optionee’s death while serving as an employee of the Company or its subsidiary or following termination of the Optionee's employment with the Company or its subsidiary as a result of the Optionee's “Disability” (as defined in Paragraph 7 hereof), then provided the Option was granted to the Optionee at least one year prior to the Optionee’s employment termination date, the then unvested portion of the Option shall vest and become immediately exercisable as of such employment termination date and the Option shall remain exercisable until the expiration date specified on Exhibit A.

7.  DISABILITY OF OPTIONEE.  In the event the employment of the Optionee by the Company or its subsidiary terminates as a result of the Optionee's Disability, then provided the Option was granted to the Optionee at least one year prior to the Optionee's employment termination date, the then unvested portion of the Option (if any) shall continue to vest (i.e., continue to become first exercisable) and the Option shall remain exercisable in accordance with the terms set forth on Exhibit A as if the Optionee's employment by the Company or its subsidiary had not terminated. The term “Disability” as used in this Agreement shall have the meaning set forth in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended.

8.  RETIREMENT OF OPTIONEE.  In the event of a termination of the Optionee’s employment by the Company or its subsidiary as a result of his or her “Retirement”, then provided the Option was granted to the Optionee at least one year prior to the Optionee's employment termination date, the portion of the Option which has vested and thus is exercisable as of the Optionee’s employment termination date shall remain exercisable until the expiration date specified on Exhibit A. The term “Retirement” as used in this Agreement means the termination of the Optionee's employment with the Company or its subsidiary on or after (a) the Optionee’s 65th birthday or (b) the Optionee’s 55th birthday if the Optionee has completed ten years of service with the Company or any of its subsidiaries.

9.  CONDITION PRECEDENT TO EXERCISE OF OPTION.  In the event that the exercise of the Option or the issuance of the Shares upon exercise thereof shall be subject to, or shall require, any prior exchange listing, stockholder approval or other condition or act, pursuant to the applicable laws, regulations or policies of any stock exchange, federal, state or local government or its agencies, then the Option shall not be exercisable until the fulfillment of such condition.

10.  NON-TRANSFERABILITY.  The Option shall not be transferable otherwise than by will or the laws of descent and distribution and is exercisable during the lifetime of the Optionee only by him or her or his or her guardian or legal representative and following his or her death will be exercisable by the Optionee’s estate, upon presentation to the Company of letters testamentary or other documentation satisfactory to the Company. Notwithstanding the foregoing, if the Option is a non-ISO, if permitted by the Committee the Option shall be transferable by gift during the Optionee’s life to one or more members of the Optionee's immediate family, including trusts for the benefit of such family members and partnerships or limited liability companies in which such family members are the only owners. In the event the Optionee wishes to transfer his or her rights in the Option by gift as permitted by this Paragraph, the Optionee shall provide the Company a written request for such transfer in form and substance reasonably satisfactory to the Committee. No transferee shall have any rights in the Option until such request has been accepted by the Committee. A transferred non-ISO shall be subject to all of the same terms and conditions of the 2007 Plan and this Agreement as if such Option had not been transferred. More particularly (but without limiting the generality of the foregoing), Options may not be assigned, transferred (except as provided above), pledged or hypothecated in any way, shall not be assignable by operation of law and shall not be subject to execution, attachment, pledge, hypothecation or other disposition and the levy of any execution, attachment or similar process upon the Option shall be null and void and without effect.

11.  EFFECT ON OTHER BENEFITS.  In no event shall the value of the Shares covered by the Option granted under this Agreement at any time be included as compensation or earnings for purposes of determining any other compensation, retirement benefit or other benefit offered to employees of the Company or its subsidiaries under any benefit plan of the Company unless otherwise specifically provided for in such benefit plan.

12.  AVAILABLE SHARES; LEGAL COMPLIANCE.  The Company shall at all times during the term of the Option reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of this Agreement, shall pay all original issue and transfer taxes with respect to the issuance of such Shares and all other fees and expenses necessarily incurred by the Company in connection therewith and will from time to time use its best efforts to comply with all laws and regulations which, in the opinion of counsel for the Company, shall be applicable thereto.

13.  ADMINISTRATION.  The Compensation Committee (the “Committee”) shall have full authority and discretion, subject only to the express terms of the 2007 Plan, to decide all matters relating to the administration and interpretation of the 2007 Plan and this Agreement, and the Optionee agrees to accept all such Committee determinations as final, conclusive and binding. The Company may retain a third-party plan administrator or may designate an internal department to assist in the administration of the 2007 Plan.

14.  COSTS.  The Company shall not charge the Optionee for any part of the Company’s cost to administer and operate the 2007 Plan. If the Company decides to hire a third-party plan administrator to assist in the administration of the 2007 Plan, the Optionee may be charged fees by such third-party plan administrator in connection with the Optionee’s exercise of the Option, sale of Shares or other transactions which he or she effects through such third-party plan administrator.

15.  AMENDMENT.  This Agreement shall be subject to the terms of the 2007 Plan, as may be amended by the Company from time to time, except that no amendment of the 2007 Plan adopted after the date of this Agreement shall adversely affect the Optionee’s rights hereunder without his or her consent. In addition to the foregoing, this Agreement may be amended by the Committee, provided that no such amendment shall adversely affect the Optionee’s rights hereunder without his or her consent.

16.  TAXES.  The Optionee must pay the Company upon demand any and all amounts due for the purpose of satisfying the Company’s liability, if any, to withhold federal, state or local income tax or employment tax (plus interest or penalties thereon, if any, caused by a delay in making such payment) incurred by reason of the Optionee’s exercise of the Option or the sale of Shares in connection therewith. If permitted under the 2007 Plan or the Company’s policies then in effect, the Optionee may satisfy his or her obligation hereunder by authorizing the Company to arrange a sale on behalf of the Optionee of an appropriate number of Shares being issued on exercise of the Option and the remittance to the Company of sufficient proceeds to cover the Optionee’s obligations hereunder. In addition, the Company shall, to the extent permitted by law, have the right to deduct such amount from any payment of any kind otherwise due to the Optionee.

17.  DATA PRIVACY.  By entering into this Agreement, the Optionee (a) authorizes the Company (and its subsidiaries) or any agent of the Company providing recordkeeping services for the 2007 Plan to disclose to each other such information and data as either of them shall request in order to facilitate the grant of options and the administration of the 2007 Plan; (b) waives any data privacy rights the Optionee may have with respect to such information; and (c) authorizes the Company or any agent of the Company providing recordkeeping services for the 2007 Plan to store and transmit such information in electronic form.

18.  NOTICES.  All notices and communications by the Optionee (or his or her permitted transferee), including executive officers or directors of the Company who are deemed reporting persons under Section 16 of the Securities Exchange Act, in connection with this Agreement or the exercise of the Option granted hereunder shall be delivered to the Company in writing by electronic mail, nationally recognized overnight courier or certified mail, postage prepaid to the attention of Richard D. Kurtz, President, Advanced Photonix, Inc., 2925 Boardwalk, Ann Arbor, Michigan 48104 (e-mail: rkurtz@advancedphotonix.com). All notices and communications by the Company to the Optionee (or his or her permitted transferee) in connection with this Agreement shall be given in writing and shall be delivered electronically to the Optionee’s e-mail address appearing on the records of the Company, or by nationally recognized overnight courier or certified mail, postage prepaid to the Optionee’s residence or to such other address as may be designated in writing by the Optionee.

19.  ENTIRE AGREEMENT AND WAIVER.  This Agreement and the 2007 Plan contain the entire understanding of the parties and supersede any prior understanding and agreements between them representing the subject matter hereof. To the extent that there is an inconsistency between the terms of the 2007 Plan and this Agreement, the terms of the 2007 Plan shall control. There are no other representations, agreements, arrangements or understandings, oral or written, between the parties hereto relating to the subject matter hereof which are not fully expressed herein or in the 2007 Plan. Any waiver or any right or failure to perform under this Agreement shall be in writing signed by the party granting the waiver and shall not be deemed a waiver of any subsequent failure to perform.

20.  SEVERABILITY AND VALIDITY.  The various provisions of this Agreement are severable and any determination of invalidity or unenforceability of any one provision shall have no effect on the remaining provisions.

21.  GOVERNING LAW.  The interpretation, enforceability and validity of this Agreement shall be governed by the substantive laws (but not the choice of law rules) of the State of Michigan.

22.  HEADINGS.  Paragraph and other headings contained in this Agreement are for reference purposes only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of the Option or any provision hereof.

23.  SUBSIDIARY.  As used herein, the term “subsidiary” shall mean any present or future corporation which would be a “subsidiary corporation” of the Company, as that term is defined in Section 424(f) of the Internal Revenue Code of 1986, as amended.

* * *

By my signature below (i) I am accepting the stock option described on Exhibit A, subject to the terms and conditions contained in this Employee Stock Option Agreement and the 2007 Plan, and (ii) I acknowledge receipt of a copy of the Advanced Photonix, Inc. 2007 Equity Incentive Plan and of the Plan Information relating thereto.

Dated: [__________]

Accepted:

___________________________________

Name: [Employee Name]

EXHIBIT A
TO THE
EMPLOYEE STOCK OPTION AGREEMENT
UNDER THE 2007 EQUITY INCENTIVE PLAN
OF ADVANCED PHOTONIX, INC.

Name of Optionee:
Type of Award (IS0 or Non-ISO):
Number of Shares Subject to Option:
Date of Grant:
Expiration Date:
Exercise Price (per Share):
Vesting Schedule: